Exhibit 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 20-F of Gravity Co., Ltd. (the “Company”) for the annual period ended December 31, 2015 (the “Periodic Report”), I, Heung Gon Kim, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Periodic Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and that information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 20, 2016

/s/ Heung Gon Kim

Name:	Heung Gon Kim

Title:	Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Periodic Report pursuant to 18 U.S.C. Section 1350, and is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.